                                                                   Exhibit 10.1



                       Security Capital Group Incorporated

                               125 Lincoln Avenue

                           Santa Fe, New Mexico 87501

                                                       July 7, 2000


Mr. Dean Jernigan
Chairman, President and Chief Executive Officer
Storage USA, Inc.
165 Madison Avenue, Suite 1300
Memphis, Tennessee  38103

Dear Dean:

     Reference is made to the Strategic Alliance Agreement, dated as of March 19, 1996, by and among Storage USA, Inc., SUSA Partnership, L.P., Security Capital Holdings S.A. and Security Capital U.S. Realty (as amended, the "Strategic Alliance Agreement"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Strategic Alliance Agreement, and if not defined therein, as defined in the Amended and Restated Charter of the Company, as in effect as of the date hereof (the "Company Charter").

     This letter is to confirm your understanding and agreement that in the event Security Capital Group Incorporated ("Group") or any controlled Affiliate that is at least 98% directly or indirectly owned by Group (collectively, "SCZ", but excluding USREALTY and Buyer and any person already included within the definition of Investor in the Strategic Alliance Agreement) should directly or indirectly purchase or otherwise acquire all or at least 95% of the Company Common Stock now owned by Buyer that, subject to the conditions set forth in the following paragraph,

     (i) such acquisition will not constitute a Transfer prohibited or restricted by the Strategic Alliance Agreement (including without limitation by Section 5.2(a)(ii) or 5.2(a)(vii) of the Strategic Alliance Agreement) or by the Company Charter, but shall instead be permitted as if SCZ were (and SCZ shall, from and after such acquisition, for all purposes of the Strategic Alliance Agreement be considered by the Company to be and treated by the Company as) an "Investor" under the provisions of the Strategic Alliance Agreement and, based on SCZ's representation that it is an Affiliate of USREALTY and Buyer, a "Special Shareholder" under the Company Charter (and the Board of Directors of the Company has also, for the avoidance of doubt, taken action pursuant to Section 12.12 of the Company Charter to exempt SCZ and its Affiliates from the Ownership Limit, to the extent and with the effect that SCZ and its Affiliates will, in all events, notwithstanding the Ownership Limit, and regardless of the actual application of the Special Shareholder Limit, be permitted under the Company Charter to Beneficially Own such shares of Company Common Stock as would be permitted a Special Shareholder; in connection with such exemption, SCZ has provided to the Company the Representation Letter attached as Exhibit A to this letter);

     (ii) SCZ will from and after such acquisition be bound by the terms and conditions of the Strategic Alliance Agreement (and under any other agreements between the Company and Buyer or USREALTY) to the same extent as Investor is bound thereunder (and SCZ does hereby agree to be so bound), shall be entitled to the same benefits and rights thereunder (and under any other agreements between the Company and Buyer or USREALTY), and shall for all purposes be considered to be an "Investor" thereunder;

    (iii) from and after such acquisition, Section 5.1(a)(x) of the Strategic Alliance Agreement shall be modified to replace the words "June 5, 2003" with the words "December 5, 2004";

     (iv) from and after such acquisition, Section 5.2(a)(ii) of the Strategic Alliance Agreement shall be modified by adding the words "(as such Company Charter is in effect on the date hereof, and without giving effect to any challenge to the operation or legality thereof) or to any person who, after giving effect to such Transfer, would Beneficially Own more than 9.8% of the outstanding shares of Company Common Stock, on a primary basis" immediately prior to the semi-colon at the end of such Section;

     (v)  the provisions of Sections 6.1(a)(B), 6.1(a)(E), 6.1(b), 6.1(c) and
          6.2 of the Strategic Alliance Agreement shall no longer be applicable from and after such acquisition; and

     (vi) following such acquisition, SCZ agrees to permit the Company to submit to the shareholders of the Company for their consideration a proposal to eliminate Section 12.21 and the definition of "Non-U.S. Person" contained in Section 12.1 of the Company Charter, and modify accordingly the legend contained in Section 12.13 of the Company Charter, and SCZ will vote or cause to be voted all shares of Company Common Stock Beneficially Owned by it in favor of such proposal.

     The Company's consent to any such acquisition of Company Common Stock by SCZ (and the application of the exemption pursuant to Section 12.12 of the Company Charter contemplated by paragraph (i) on the first page of this letter) is conditioned on the following:

     (i) on or prior to such acquisition, no "change of control" of SCZ, as defined below, shall have occurred and SCZ shall not have agreed to engage in any transaction that would result in a change of control of SCZ;

     (ii) on or prior to such acquisition, (x) no default (or event or circumstance that, with the passage of time, would result in a default) under the Strategic Alliance Agreement shall have occurred on the part of Security Capital U.S. Realty or Security Capital Holdings S.A., and (y) each of such entities shall have confirmed either (A) that it has no knowledge of any such default on the part of the Company or the Operating Partnership or (B) shall have provided the Company with notice of any such default that may exist;

    (iii) on or prior to such acquisition, SCZ shall have provided to the Company an opinion of its counsel reasonably satisfactory to the Company with respect to due authorization, execution and enforceability of the Strategic Alliance Agreement with respect to SCZ; and

     (iv) SCZ shall have consummated the purchase of the Company Common Stock within 24 months from the date of this letter.

     In addition, the application of the exemption pursuant to Section 12.12 of the Company Charter contemplated by the first paragraph (i) above is conditioned on the accuracy of the representations and warranties of SCZ set forth in Exhibit A to this letter as of the date of such acquisition of Company Common Stock by SCZ.

For purposes of this agreement, "change of control" of SCZ shall mean:

     (i) any person or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) who is not already such an owner as of the date of this letter becomes, directly or indirectly, the beneficial owner of voting securities of Group entitled to cast 20% or more of the votes entitled to be cast in respect of the election of directors of Group by all outstanding voting securities of Group;

     (ii) the sale, lease or other transfer of all or substantially all of the consolidated assets of Group to any unrelated person or group; or

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

    (iii) Group's consolidation with or merger with or into any person if immediately following the consummation of such transaction persons owning a majority of the voting securities of Group outstanding prior to such transaction cease to own a majority of the voting securities of Group or the surviving corporation in such transaction.

     This will further confirm that in the event SCZ should not directly or indirectly purchase or otherwise acquire all or a portion of or any interest in the Company Common Stock now owned by Buyer, SCZ will reimburse you for your reasonable attorney's fees incurred in connection with entering into this letter agreement (but which shall be borne by you if such an acquisition is consummated).

     Each of the parties to this letter agree that, from time to time, each of them will take such actions as may be necessary or reasonably requested by another party to carry out the purposes and intents hereof. This letter may be amended, modified, superseded, cancelled, renewed or extended only by a written instrument signed by the party to be charged therewith.

     If you are in agreement with the foregoing, please sign below to indicate your understanding and agreement regarding this matter.

                                    Sincerely,

                                    SECURITY CAPITAL GROUP INCORPORATED

                                    \s\: C. Ronald Blankenship
                                    --------------------------
                                    C. Ronald Blankenship
                                    Vice Chairman

Agreed and Acknowledged:

SUSA PARTNERSHIP, L.P.
BY:  Storage USA, Inc., its  General Partner


  By:     \s\ Dean Jernigan
          ---------------------
          Dean Jernigan
          Chairman, Chief Executive Officer and President

STORAGE USA, INC.

By:     \s\ Dean Jernigan
        ---------------------
        Dean Jernigan
        Chairman, Chief Executive Officer and President


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

                       Security Capital Group Incorporated
                               125 Lincoln Avenue
                           Santa Fe, New Mexico 87501

                                                  July 7, 2000

Storage USA, Inc.
165 Madison Avenue, Suite 1300
Memphis, Tennessee  38103



Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia  23219

                              Representation Letter
                              ---------------------

Ladies and Gentlemen:

     In connection with that certain letter agreement dated the date hereof by and among Security Capital Group Incorporated ("SCZ") and Storage USA, Inc. and SUSA Partnership, L.P. and to which this representation letter is attached (capitalized terms used herein having the same meanings as in such letter agreement), SCZ hereby certifies to you that, to SCZ's knowledge, no person which would be treated as an "individual" for purposes of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code) (as modified by
Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in SCZ.

     SCZ agrees and acknowledges that if, as the result of its Beneficial Ownership of shares of Company Common Stock, any person who is an "individual" within the meaning of Section 542(a)(2) of the Code (taking into account the ownership attribution rules under Section 544 of the Code, as modified by
Section 856(h) of the Code) and who is the Beneficial Owner of any interest in SCZ would be considered to Beneficially Own more than 9.8% of the outstanding shares of Company Common Stock, the percentage of Company Common Stock permitted to be owned by SCZ pursuant to the exemption granted to SCZ pursuant to Section
12.12 of the Company Charter contemplated by the first paragraph (i) in such letter agreement shall be reduced to such percentage as would result in such Person not being considered to Beneficially Own more than 9.8% of the outstanding shares of Company Common Stock.

     SCZ understands that the Company will rely on the truth and accuracy of the foregoing statements in granting the exemption pursuant to Section 12.12 of the Company Charter contemplated by the first paragraph (i) in such letter

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

agreement, that Hunton & Williams will rely on the truth and accuracy of the foregoing statements in giving its opinion that granting such exemption will not result in the Company being "closely held" within the meaning of Code Section 856(h), and that such exemption is subject to the provisions of Section 12.12 and otherwise of the Company Charter.

                                        Very truly yours,

                                        SECURITY CAPITAL GROUP INCORPORATED

                                        By:  \s\ C. Ronald Blankenship
                                             --------------------------
                                             Name:   C. Ronald Blankenship
                                             Its:    Vice Chairman


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

                               FORM OF TAX OPINION
                               -------------------



                               _________ __, 200_




Board of Directors of
Storage USA, Inc.
165 Madison Avenue, Suite 1300
Memphis, Tennessee  38103


                                Storage USA, Inc.
                                -----------------
         Exemption of Security Capital Group, Inc. from Ownership Limit
         --------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Storage USA, Inc., a Tennessee corporation (the "Company"), in connection with the grant by the Company's Board of Directors of an exemption (the "Exemption") to Security Capital Group Incorporated ("SCGI") and its Affiliates (collectively, "SCZ," but excluding Security Capital U.S. Realty ("USREALTY"), Security Capital Holdings, S.A. ("Holdings"), and any person already included within the definition of "Investor" in the Strategic Alliance Agreement, dated as of March 19, 1996, by and among the Company, SUSA Partnership, L.P., Holdings, and USREALTY (as amended, the "Strategic Alliance Agreement")) from the Company's "Ownership Limit" (as defined in Section 12 of the Amended and Restated Charter of the Company, as in effect as of the date hereof (the "Charter")) in connection with the proposed purchase by SCGI of all or at least 95% of the common stock of the Company (the "Common Stock") that is owned by Holdings. You have requested our opinion regarding whether the grant of the Exemption will cause the Company to be "closely held" within the meaning of section 856(h) of the Internal Revenue Code of 1986, as amended (the "Code").

  In giving this opinion letter, we have examined the Charter, the Exemption, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have relied on the representation letter attached hereto as Exhibit A and executed by a duly authorized officer of SCGI (the "Representation Letter"). We also have assumed, with your consent that the representations in the Representation Letter will continue to be true as of the time when SCGI purchases all or at least 95% of the Common Stock that is owned by Holdings.

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

  The Exemption is conditioned on (i) SCZ not beneficially owning (as determined pursuant to Section 12 of the Company Charter) more than the number of outstanding shares of Common Stock specified in the Exemption at any time, and
(ii) no shareholder of SCGI owning, beneficially or constructively, 10% or more of the outstanding shares of SCGI at any time. Any violation or attempted violation of the terms of the Exemption will result in the exchange of shares of Common Stock for Excess Shares and a transfer of such Excess Shares to the Excess Share Trust, as described in Section 12 of the Charter.

  Based on the documents set forth above and the representations in the Representation Letter, we are of the opinion that the grant of the Exemption will not cause the Company to be "closely held" within the meaning of section 856(h) of the Code (i.e., no more than 50% in value of the Company's outstanding stock will be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year).

  The foregoing opinion is based on current provisions of the Code and the Treasury regulations thereunder, published administrative interpretations thereof, and published court decisions. The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                             Very truly yours,


                                       7